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                                                               EXHIBIT (a)(1)(P)

                              EL PASO CORPORATION


                           TENDER OF UP TO 10,350,000

                          9.00% EQUITY SECURITY UNITS

                                IN EXCHANGE FOR

                             COMMON STOCK AND CASH


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 23,
2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFER MAY
    BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE
                                EXPIRATION DATE.
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To Our Clients:


     We are enclosing the second amended and restated confidential offering memorandum, dated December 2, 2003 (the "Offering Memorandum"), of El Paso Corporation, a Delaware corporation ("El Paso"), and a related second amended and restated Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "exchange offer") relating to the offer by El Paso to exchange shares of its common stock (the "Common Stock") and cash for up to 10,350,000 of its outstanding 9.00% Equity Security Units (the "Equity Security Units") upon the terms and subject to the conditions set forth in the exchange offer.


     The exchange offer is subject to certain conditions. See "The Exchange Offer -- Conditions to the Exchange Offer" in the Offering Memorandum.


     Only Equity Security Units validly tendered and not withdrawn prior to the expiration date, will be purchased. However, because of the proration provisions described in the Offering Memorandum, all Equity Security Units tendered may not be purchased if more than 10,350,000 Equity Security Units are tendered. All Equity Security Units tendered and not purchased, including Equity Security Units not purchased because of the proration provisions, will be returned promptly following the expiration date.


     We are the holder of record of Equity Security Units held by us for your account. A tender of such Equity Security Units can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Equity Security Units held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Equity Security Units held by us for your account pursuant to the terms and conditions of the exchange offer.

     We urge you to carefully read the Offering Memorandum and related Letter of Transmittal before instructing us to tender your units.
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PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME
TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                      DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of the Depository Trust Company:


     The undersigned hereby acknowledges receipt of the second amended and restated confidential offering memorandum dated December 2, 2003 (the "Offering Memorandum"), of El Paso Corporation, a Delaware corporation ("El Paso"), and the accompanying second amended and restated Letter of Transmittal, that together constitute the offer of El Paso (the "exchange offer") to exchange shares of El Paso's common stock (the "Common Stock") and cash for up to 10,350,000 of El Paso's issued and outstanding 9.00% Equity Security Units (the "Equity Security Units"). Certain terms used but not defined herein have the meanings ascribed to them in the Offering Memorandum.


     This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the exchange offer with respect to the Equity Security Units held by you for the account of the undersigned.

     The number of Equity Security Units held by you for the account of the undersigned is (fill in amount):

                                of the 9.00% Equity Security Units.
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     With respect to the exchange offer, the undersigned hereby instructs you
(check appropriate box):

     [ ] To tender the following Equity Security Units held by you for the account of the undersigned (insert number of Equity Security Units to be tendered) (if any):
                                ---------------------------------------------.*

     [ ] not to tender any Equity Security Units held by you for the account of the undersigned.

* Unless otherwise indicated, the entire number of units indicated above as held by El Paso for the account of the undersigned will be tendered.

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                                   SIGN HERE

Name(s) of beneficial owner(s):
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Signature(s):
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Name(s):
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                                 (PLEASE PRINT)

Address(es):
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Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Date:
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